Exhibit 10.1.49
EXECUTION COPY

SECURITY AGREEMENT
dated as of October 8, 2010
between
MIRANT MARSH LANDING, LLC,
as the Grantor
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent

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6.06. Marshalling	12
6.07. Captions	13
6.08. Counterparts; Integration; Effectiveness	13
6.09. Governing Law; Jurisdiction; Etc.	13
6.10. Agents and Attorneys-in-Fact	14
6.11. Severability	14
6.12. Non-Recourse	14
6.13. Collateral Agent	15

Annexes
ANNEX A	-	Filing Details
ANNEX B	-	Accounts
ANNEX C	-	Commercial Tort Claims
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          This SECURITY AGREEMENT (this “Agreement”) dated as of October 8, 2010, between MIRANT MARSH LANDING, LLC, a limited liability company duly organized under the laws of the State of Delaware (the “Grantor”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) under the Collateral Agency Agreement referred to below.
          The Grantor may from time to time obtain credit and other financial accommodations from the Secured Parties pursuant to the Credit Agreement dated as of October 8, 2010 among the Grantor, the lenders party thereto, the Collateral Agent, Deutsche Bank Trust Company Americas, in its capacity as depositary bank (in such capacity, together with its successors in such capacity, the “Depositary Bank”) and The Royal Bank of Scotland plc, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent” (the “Credit Agreement”). In addition, the Grantor may from time to time be obligated to various Permitted Swap Counterparties in respect of one or more Permitted Swap Agreements under and as defined in the Credit Agreement.
          The Grantor, the Collateral Agent, the Depositary Bank, and the Administrative Agent are parties to the Collateral Agency and Intercreditor Agreement dated as of October 8, 2010 (the “Collateral Agency Agreement”).
          To induce the Secured Parties to extend such credit and other financial accommodations, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor has agreed to grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations.
          Accordingly, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS, ETC.
          1.01. Certain Uniform Commercial Code Terms. As used herein, the terms “Accession”, “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Payment Intangible”, “Proceeds”, “Promissory Note”, “Software” and “Tangible Chattel Paper” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Entitlement Holder”, “Financial Asset”, “Instruction”, “Securities Account”, “Security”, “Security Certificate”, “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC.
          1.02. Certain Definitions and Principles of Construction and Interpretation. Each term defined in the Credit Agreement and used herein without definition has the meaning assigned to such term in the Credit Agreement. The principles of construction and interpretation set forth in Sections 1.02 and 1.03 of the Credit Agreement shall apply to, and are hereby incorporated by reference in, this Agreement.
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          1.03. Additional Definitions. In addition, as used herein, the following terms will have the meanings assigned below:
          “Administrative Agent” has the meaning assigned to such term in the introductory paragraphs hereof.
          “Agreement” has the meaning assigned to such term in the introductory paragraphs hereof.
          “Agreement Collateral” means, collectively, without limitation, the Assigned Agreements and (i) all rights of the Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of the Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of the Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of the Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder.
          “Assigned Agreements” means, collectively, all agreements, contracts and documents, including each Project Document to which the Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time.
          “Collateral” has the meaning assigned to such term in Section 3.
          “Collateral Agency Agreement” has the meaning assigned to such term in the introductory paragraphs hereof.
          “Collateral Agent” has the meaning assigned to such term in the introductory paragraphs hereof.
          “Copyright Collateral” means all Copyrights, whether now owned or hereafter acquired by the Grantor.
          “Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto.
          “Credit Agreement” has the meaning assigned to such term in the introductory paragraphs hereof.
          “Grantor” has the meaning assigned to such term in the introductory paragraphs hereof.
          “Intellectual Property” means, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to the Grantor with respect to any of the foregoing, in each case whether now
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or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all authorizations now held or hereafter held by the Grantor in respect of any of the items listed above; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by the Grantor in respect of any of the items listed above.
          “Non-Recourse Parties” has the meaning assigned to such term in Section 6.12.
          “NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
          “Patent Collateral” means all Patents, whether now owned or hereafter acquired by the Grantor and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect thereto.
          “Patents” means all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.
          “Secured Obligation Event of Default” shall have the meaning assigned to such term in the Collateral Agency Agreement.
          “Secured Obligation Documents” shall have the meaning assigned to such term in the Collateral Agency Agreement.
          “Secured Obligations” shall have the meaning assigned to such term in the Collateral Agency Agreement.
          “Trademark Collateral” means all Trademarks, whether now owned or hereafter acquired by the Grantor, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.
          “Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to
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recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
          The Grantor represents and warrants to the Collateral Agent (on behalf of the Secured Parties) that:
          2.01. Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization and organizational ID number (if applicable) of the Grantor as of the date hereof are correctly set forth in Annex A. Said Annex A correctly specifies (a) the place of business of the Grantor or, if the Grantor has more than one place of business, the location of the chief executive office of the Grantor and (b) each location where any financing statement naming the Grantor as debtor is currently on file.
          2.02. Changes in Circumstances. The Grantor has not (a) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the NYUCC), (b) except as specified in Annex A, heretofore changed its name, or (c) become a “new debtor” (as defined in Section 9-102(a)(56) of the NYUCC) with respect to a currently effective security agreement previously entered into by any other Person.
          2.03. [Reserved].
          2.04. Deposit Accounts and Securities Accounts. Annex B sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Grantor on the date hereof.
          2.05. Commercial Tort Claims. Annex C sets forth a complete and correct list of all commercial tort claims of the Grantor in existence on the date hereof.
ARTICLE III
COLLATERAL
          As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, the Grantor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a security interest in all of the Grantor’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by the Grantor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 3 being collectively referred to herein as the “Collateral”):
               (i) all Accounts;
               (ii) all As-Extracted Collateral;
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               (iii) all Chattel Paper;
               (iv) all Deposit Accounts;
               (v) all Documents;
               (vi) all Equipment;
               (vii) all Fixtures;
               (viii) all General Intangibles;
               (ix) all Goods not covered by the other clauses of this Section 3;
               (x) all Agreement Collateral;
               (xi) all Instruments, including all Promissory Notes;
               (xii) all Intellectual Property;
               (xiii) all Inventory;
               (xiv) all Investment Property not covered by other clauses of this Section 3, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts (including without limitation the accounts referred to in Section 2.02 of the Collateral Agency Agreement);
               (xv) all Letter-of-Credit Rights;
               (xvi) all commercial tort claims, as defined in Section 9-102(a)(13) of the NYUCC, arising out of the events described in Annex C;
               (xvii) all additional indebtedness from time to time owed to the Grantor and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;
               (xviii) all other tangible and intangible personal property whatsoever of the Grantor; and
               (xix) all Proceeds of any of the Collateral, all Accessions to and substitutions and replacements for, any of the Collateral, and all offspring, rents, profits and products of any of the Collateral, and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Grantor or any computer bureau or service company from time to time acting for the Grantor),
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          IT BEING UNDERSTOOD, HOWEVER, that (A) in the case of any of the foregoing that consists of general or limited partnership interests in a general or limited partnership, the security interest hereunder shall be deemed to be created only to the maximum extent permitted under the applicable organizational instrument pursuant to which such partnership is formed, (B) in no event shall the security interest granted under this Section 3 attach to any lease, license, contract, property rights or agreement to which the Grantor is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective by Section 9-406, 9-407, 9-408 or 9—409 of the Uniform Commercial Code as in effect in the relevant jurisdiction), and (C) in the case of any Governmental Approval which by its terms or in the case of any Governmental Approval or any of the other foregoing property which by operation of Applicable Law would become void, voidable, terminable, revocable or otherwise violated if mortgaged, pledged or assigned hereunder or if a security interest therein was granted hereunder (or which Applicable Law prohibits the mortgaging, pledging or assigning or granting of a security interest therein) is expressly excepted and excluded from the Collateral to the extent necessary to avoid such voidness, voidability, terminability, revocability, violation or prohibition.
ARTICLE IV
ACCOUNTS
          Except as otherwise provided in the Collateral Agency Agreement, all Collateral constituting Investment Property or Financial Assets and all cash proceeds of any Collateral will, at all times, be held in one or more of the Accounts (as defined in the Credit Agreement) established and maintained in accordance with the Collateral Agency Agreement.
ARTICLE V
FURTHER ASSURANCES; REMEDIES
          In furtherance of the grant of the security interest pursuant to Section 3, the Grantor agrees with the Collateral Agent for the benefit of the Secured Parties as follows:
          5.01. Delivery and Other Perfection. The Grantor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or reasonably requested the Collateral Agent to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce the covenants hereunder with respect to such security interest, and without limiting the foregoing, shall:
     (a) if any of the Investment Property or Financial Assets constituting part of the Collateral are received by the Grantor, forthwith (x) deliver to the Collateral Agent any certificates or instruments representing or evidencing the same, duly endorsed in
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blank or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may reasonably request, all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral and (y) take such other action as the Collateral Agent may reasonably deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in such Collateral;
     (b) promptly from time to time deliver to the Collateral Agent any and all Instruments constituting part of the Collateral, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may reasonably request; provided that so long as no Secured Obligation Event of Default shall have occurred and be continuing, the Grantor may retain for collection in the ordinary course any Instruments received by the Grantor in the ordinary course of business and the Collateral Agent shall, promptly upon request of the Grantor, make appropriate arrangements for making any Instrument delivered by the Grantor available to the Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent requested by the Collateral Agent, against trust receipt or like document); and
     (c) permit representatives of the Collateral Agent, upon reasonable advance notice, during normal business hours of the Grantor to examine and make copies from its books and records pertaining to the Collateral, and forward copies of any notices or communications received by the Grantor with respect to the Collateral to the Secured Parties, all in such manner as the Collateral Agent may require (acting reasonably).
     For the sake of clarity, the Collateral Agent has the right (but not the obligation) to do any of the foregoing.
          5.02. Other Financing Statements or Control. Except as otherwise permitted under each Secured Obligation Document, the Grantor shall not (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties, or (b) cause or permit any Person other than the Collateral Agent to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) of any Deposit Account, Securities Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.
          5.03. Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.
          5.04. Special Provisions Relating to Certain Collateral.
          (a) Assigned Agreements. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Grantor’s Collateral to the extent set froth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release the Grantor from any of its duties or
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obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreement included in the Collateral by reason of this Agreement or any other Security Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
          (b) Intellectual Property.
               (i) For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 5.05 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by the Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.
               (ii) Notwithstanding anything contained herein to the contrary, but subject to any provision of the Secured Obligation Documents that limits the rights of the Grantor to dispose of their property, so long as no Secured Obligation Event of Default shall have occurred and be continuing, the Grantor will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Grantor. In furtherance of the foregoing, so long as no Secured Obligation Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of the Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, that the Grantor shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (i) immediately above as to any specific Intellectual Property). Further, upon the occurrence of the Termination Date, or earlier expiration of this Agreement or release of the Collateral, the Collateral Agent shall grant back to the Grantor the license granted pursuant to clause (i) immediately above. The exercise of rights and remedies under Section 5.05 by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantor in accordance with the first sentence of this clause (ii).
          5.05. Remedies.
          (a) Rights and Remedies Generally upon an Event of Default. If a Secured Obligation Event of Default shall have occurred and is continuing, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the NYUCC (whether or not the NYUCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise, without notice of any kind (except as provided in this Agreement), all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute
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owner thereof (and the Grantor agrees to take all such action as may be appropriate to give effect to such right); and without limiting the foregoing:
               (i) the Collateral Agent in its discretion may, in its name or in the name of the Grantor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;
               (ii) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;
               (iii) the Collateral Agent may require the Grantor to notify (and the Grantor hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any Account, Chattel Paper or General Intangible, and each obligor on any Instrument, constituting part of the Collateral that such Collateral has been assigned to the Collateral Agent hereunder, and to instruct that any payments due or to become due in respect of such Collateral shall be made directly to the Collateral Agent or as it may direct (and if any such payments, or any other Proceeds of Collateral, are received by the Grantor they shall be held in trust by the Grantor for the benefit of the Collateral Agent and as promptly as possible remitted or delivered to the Collateral Agent for application as provided herein);
               (iv) the Collateral Agent may require the Grantor to assemble the Collateral at such place or places, reasonably convenient to the Collateral Agent and the Grantor, as the Collateral Agent may direct (acting reasonably);
               (v) the Collateral Agent may apply the Accounts (as defined in the Credit Agreement) and any money or other property therein to payment of the Secured Obligations in accordance with Section 3.06 of the Collateral Agency Agreement;
               (vi) the Collateral Agent may occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to the Grantor in respect of such occupation; and
               (vii) the Collateral Agent may sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the Collateral Agent or any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or
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otherwise), of the Grantor, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.
          The Proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of any license granted to the Collateral Agent in Section 5.04(b), shall be applied in accordance with Section 5.09.
          (b) Certain Securities Act Limitations. The Grantor recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Grantor acknowledge that any such private sales may be at prices and on terms less favorable to the Secured Parties than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.
          (c) Notice. The Grantor agree that to the extent the Collateral Agent is required by applicable law to give reasonable prior notice of any sale or other disposition of any Collateral, 10 days’ notice shall be deemed to constitute reasonable prior notice.
          5.06. Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Grantor shall remain liable for any deficiency.
          5.07. Locations; Names, Etc. Without at least 30 days’ prior written notice to the Collateral Agent, the Grantor shall not (i) change its location (as defined in Section 9-307 of the NYUCC) or (ii) change its name from its current legal name.
          5.08. Private Sale. The Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner. The Grantor hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.
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          5.09. Application of Proceeds. Except as otherwise herein expressly provided, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Secured Parties under Section 4 or this Section 5, shall be applied in accordance with the Collateral Agency Agreement.
          5.10. Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Secured Obligation Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Secured Obligation Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of the Grantor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Grantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.
          5.11. Perfection and Recordation. The Grantor authorizes the Collateral Agent to file Uniform Commercial Code financing statements describing the Collateral as “all assets” or “all personal property and fixtures” of the Grantor (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 3). Unless as directed by the Grantor or the Administrative Agent in writing (and subject to clause (d) of Section 9.03(a) of the Credit Agreement) to prepare, file or record any financing statement, continuation statement or ensure the preparation, filing or recording of the same, the Collateral Agent has no obligation to prepare, file or record any financing statement, continuation statement or other instrument or ensure the preparation, filing or recording of the same.
          5.12. Termination. Upon the occurrence of the Termination Date, this Agreement shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Grantor and to be released and canceled all licenses and rights referred to in Section 5.04(b). The Collateral Agent shall also, at the expense of the Grantor, execute and deliver to the Grantor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Grantor to effect the termination and release of the Liens on the Collateral as required by this Section 5.12.
          5.13. Release of Liens. The Collateral Agent shall release any Lien covering any asset that has been disposed of in accordance with the provisions of the Secured Obligation Documents (as directed by the Administrative Agent).
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ARTICLE VI
MISCELLANEOUS.
          6.01. Waiver. No failure on the part of any Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Secured Obligation Document shall operate as a waiver of such right, remedy, power or privilege, and no single or partial exercise of any right, power or privilege under this Agreement or any other Secured Obligation Document shall preclude any other or further exercise of such right, remedy, power or privilege, or the exercise of any other right, power or privilege. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.
          6.02. Notices. All notices, requests and other communications provided for in this Agreement (including any modifications of, or waivers or consents under, this Agreement) shall be made in accordance with Section 9.01 of the Credit Agreement.
          6.03. Expenses. The Grantor agrees to reimburse each of the Secured Parties for all reasonable and documented out-of-pocket costs and expenses of the Secured Parties (including, without limitation, the reasonable fees and expenses of legal counsel but limited to one counsel and one financial advisor to the Lenders) in connection with (a) any Secured Obligation Event of Default and any enforcement or collection proceeding against the Grantor Pledgor resulting from a Secured Obligation Default or a Secured Obligation Event of Default or in connection with the negotiation of any restructuring or “work-out” (whether or not consummated) of the obligations of the Borrower under this Agreement and (b) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.
          6.04. Amendments, Etc. The terms of this Agreement may be amended, supplemented, waived or otherwise modified only by an instrument in writing duly executed by the Grantor and the Collateral Agent (acting in accordance with the Collateral Agency Agreement). Any such amendment, supplement, waiver or modification shall be binding upon the Collateral Agent and each Secured Party, each holder of any of the Secured Obligations and the Grantor. Any waiver shall be effective only in the specific instance and for the specified purpose for which it was given.
          6.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (provided that the Grantor shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Agent).
          6.06. Marshalling. Neither the Collateral Agent nor any Secured Party shall be under any obligation to marshal any assets in favor of the Grantor or any other party or against or in payment of any or all of the Secured Obligations.
Security Agreement

          6.07. Captions. The table of contents and captions and Section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
          6.08. Counterparts; Integration; Effectiveness. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement and the other Secured Obligation Documents constitute the entire agreement and understanding among the parties to this Agreement with respect to the matters covered by this Agreement and the other Secured Obligation Documents and supersede any and all prior agreements and understandings, written or oral, with respect to such matters. This Agreement shall become effective at such time as counterparts of this Agreement have been signed and delivered by all of the intended parties to this Agreement.
          6.09. Governing Law; Jurisdiction; Etc.
          (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement or any other Financing Document shall, except as provided in clause (d) below, be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it, and may be enforced in any other jurisdiction, including by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.
          (c) Waiver of Venue. Each party hereto hereby irrevocably waives any objection that it may now have or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Financing Document brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
          (d) Rights of the Secured Parties. Nothing in this Section 6.09 shall limit the right of the Secured Parties to refer any claim against the Grantor to any court of competent jurisdiction outside of the State of New York, nor shall the taking of proceedings by any Secured Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.
          (e) Waiver of Jury Trial. THE GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE SECURED PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND,
Security Agreement

ACTION OR CAUSE OF ACTION ARISING UNDER ANY FINANCING DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY FINANCING DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND THE GRANTOR AND, BY ACCEPTABLE OF THE BENEFITS HERETO, EACH OF THE SECURED PARTIES HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
          6.10. Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.
          6.11. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
          6.12. Non-Recourse. Notwithstanding anything herein or in any other Transaction Document to the contrary, the obligations of the Grantor under this Agreement, and any certificate, notice, instrument or document delivered pursuant hereto, are obligations solely of the Grantor and do not constitute a debt or obligation of (and no recourse shall be made with respect to) the Parent or such Affiliates (collectively, the “Non-Recourse Parties”), except as hereinafter set forth in this Section or as expressly provided in any Transaction Document to which such Non-Recourse Party is a party. No action under or in connection with this Agreement or any other Financing Document to which the Grantor is a party shall be brought against any Non-Recourse Party, and no judgment for any deficiency upon the obligations hereunder or thereunder shall be obtainable by any Secured Party against any Non-Recourse Party, except as hereinafter set forth in this Section or as expressly provided in any Transaction Document to which such Non-Recourse Party is a party. Notwithstanding any of the foregoing, it is expressly understood and agreed that nothing contained in this Section shall in any manner or way (i) restrict the remedies available to any Agent or Secured Party to realize upon the Collateral or under any Transaction Document, or constitute or be deemed to be a release of the obligations secured by (or impair the enforceability of) the Liens and security interests and possessory rights created by or arising from any Financing Document or (ii) release, or be deemed to release, any Non-Recourse Party from liability for its own fraudulent actions, gross negligence or willful misconduct or from any of its obligations or liabilities under any Transaction Document to which such Non-Recourse Party is a party.
Security Agreement

          6.13. Collateral Agent. Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such written instruction, advice or concurrence of the Administrative Agent (acting in accordance with the Credit Agreement and other Financing Documents), as it deems appropriate. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.
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Security Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

GRANTOR: MIRANT MARSH LANDING, LLC
By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Vice President and Treasurer

Signature Page to Security Agreement

COLLATERAL AGENT: DEUTSCHE BANK TRUST COMPANIES AMERICAS, not it its individual capacity but solely as Collateral Agent
By:	/s/ Wanda Camacho
	Name:	Wanda Camacho
	Title:	Vice President

By:	/s/ Yana Kislenko
	Name:	Yana Kislenko
	Title:	Assistant Vice President

Signature Page to Security Agreement

ANNEX A
FILING DETAILS

Jurisdiction of
Legal Name	Type of Organization	Organization
Mirant Marsh Landing, LLC	Limited liability company	Delaware
Annex A to Security Agreement

ANNEX B
ACCOUNTS

Name	Bank	Account #
Mirant- Construction Account	Deutsche Bank National Trust Company	S60655.1
Mirant- Operating Account	Deutsche Bank National Trust Company	S60655.2
Mirant- Revenue Account	Deutsche Bank National Trust Company	S60655.3
Mirant- Debt Service Reserve Account	Deutsche Bank National Trust Company	S60655.4
Mirant- Interest Payment Account	Deutsche Bank National Trust Company	S60655.5
Mirant- Principal Payment Account	Deutsche Bank National Trust Company	S60655.6
Mirant- Insurance/Condemnation Proceeds Account	Deutsche Bank National Trust Company	S60655.7
Mirant- Distribution Account	Deutsche Bank National Trust Company	S60655.8
Mirant- Major Maintenance Account	Deutsche Bank National Trust Company	S60655.9
Mirant- Prepayment Account	Deutsche Bank National Trust Company	S60655.10
Mirant Marsh Landing, LLC	Bank of America, N.A.	4426939162
Annex B to Security Agreement

ANNEX C
COMMERCIAL TORT CLAIMS
None.
Annex A to Security Agreement